EXHIBIT 10.51

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT,  dated as of this 1st day of April, 1999, is
by  and  between  WORKFLOW   MANAGEMENT,   INC.,  a  Delaware  corporation  (the
"Company"), and STEVE R. GIBSON ("Employee").

                                    RECITALS

         The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to be employed with the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT; TERM. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of two (2) years (the "Initial Term"). The Initial Term shall be renewed for additional periods of one (1) year each (the "Renewal Periods" and together with the Initial Term, the "Term") unless the Company provides written notice to Employee, or Employee provides written notice to the Company, in either case no less than ninety (90) days prior to the expiration of the Initial Term or of a Renewal Period, whichever is applicable, that such renewal will not be made.

         2. POSITION AND DUTIES. The Company hereby employs Employee as Executive Vice President and Chief Financial Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of an Executive Vice President and the Chief Financial Officer of the Company and assigned to Employee by the Board of Directors of the Company (the "Board"). Employee will report directly to the Chief Executive Officer of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his professional time, attention, and efforts to promote and further the business of the Company.
Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

         3. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                  (a) BASE SALARY. The base salary payable to Employee shall be $205,000 per year, payable on a regular basis in accordance with the Company's

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standard payroll procedures,  but not less often than monthly. On April 1, 2000,
Employee shall be eligible to receive a $30,000 increase to such base salary if, in the discretion of the Compensation Committee or Board of Directors, such increase is warranted after a satisfactory performance review; provided, however, that Employee's base salary shall automatically increase by $30,000 on April 1, 2000 in the event Thomas B. D'Agostino, Sr. is no longer serving as
Chairman   and  Chief   Executive   Officer   of  the   Company  on  such  date.
Notwithstanding anything to the contrary herein, on at least an annual basis, the Board or Compensation Committee will review Employee's performance and may make any further increases to such base salary if, in its sole discretion, any such increase is warranted.

                  (b) INCENTIVE BONUS. During the Term, Employee shall be eligible to receive an incentive bonus up to the amount, based upon the criteria, and payable in such amount, at such times as are specified in Exhibit A attached hereto. The manner of payment, and form of consideration, if any, shall be determined by the Compensation Committee of the Board, in its sole and absolute discretion, and such determination shall be binding and final. To the extent that such bonus is to be determined in light of financial performance during a specified fiscal period and this Agreement commences on a date after the start of such fiscal period, any bonus payable in respect of such fiscal period's results may be prorated. In addition, if the period of Employee's employment hereunder expires before the end of a fiscal period, and if Employee is eligible to receive a bonus at such time (such eligibility being subject to the restrictions set forth in Section 6 below), any bonus payable in respect of such fiscal period's results may be prorated.

                  (c) PERQUISITES, BENEFITS, AND OTHER COMPENSATION. During the Term, in addition to the benefits specifically set forth on Exhibit B, Employee shall be entitled to receive such perquisites and benefits as are customarily provided to the Company's executive officers, subject to such changes, additions, or deletions as the Company may make from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Compensation Committee of the Board.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term. The Company acknowledges that Employee may, for all or a portion of the Term, reside away from the Company's headquarters in Palm Beach, Florida, and thus, all travel to and from Employee's principal residence for business purposes shall be reimbursed. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         5. PLACE OF PERFORMANCE. Employee understands that the Company may request that he relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or a change in duties and responsibilities. In such event, the Company will provide Employee with a relocation allowance, in an amount determined by the Company, to assist Employee in covering the costs of moving himself, his immediate family, and their personal property and effects. The total amount and type of costs to be covered shall be determined by the Company, in light of prevailing Company policy at the time.

         6. TERMINATION; RIGHTS ON TERMINATION. Employee's employment may be terminated in any one of the followings ways, prior to the expiration or non-renewal of the Term:

                  (a) DEATH. The death of Employee shall immediately terminate the employment and Term, and no severance compensation shall be owed to Employee's estate.

                  (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. Subject to Section 6(f) below, if Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) five (5) months from the effective date of termination, or (ii) whatever time period is remaining under the Term. Such payments shall be made in accordance with the Company's regular payroll cycle.

                  (c) TERMINATION BY THE COMPANY "FOR CAUSE." The Company may terminate Employee's employment hereunder ten (10) days after written notice to Employee "for cause," which shall be: (i) Employee's material breach of this Agreement, which breach is not cured within ten (10) days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of his material duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least ten
(10) days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the reasonable judgment of the Company materially and adversely affects the operations or reputation of the Company; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's reasonable judgment, substantially impairs Employee's ability to perform his duties hereunder. In the event of a termination "for cause," as enumerated above, Employee shall have no right to any severance compensation.

                  (d)      WITHOUT CAUSE.

                           (i) At any time after the commencement of employment,
the Company may, without cause, terminate Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, Employee shall receive from the Company the base salary at the rate then in effect for the longer of (i) five (5) months from the date of termination, or (ii) whatever time period is remaining under the Term. Such payments shall be made in accordance with the Company's regular payroll cycle.

                           (ii)  At  any  time   after   the   commencement   of
employment, the Employee may terminate this Agreement for Good Reason upon giving the Company thirty (30) days prior written notice. If Employee terminates this Agreement for Good Reason, Employee shall receive from the Company the base salary at the rate then in effect for the lesser of (i) six (6) months from the date of termination, or (ii) whatever time period is remaining under the Term. Such payments shall be made in accordance with the Company's regular payroll cycle. For purposes of this Agreement, Good Reason shall mean:

                                    (A) a breach by the Company of any  material
obligation to Employee hereunder, which breach is not cured within thirty (30) days after written notice thereof is given to the Company by Employee; or

                                    (B) Employee's  refusal to be relocated from
his present residence to any other geographic location pursuant to a request by the Company.

                           (iii) If Employee resigns or otherwise terminates his
employment for any reason, Employee shall receive no severance compensation.

                  (e)  PAYMENT   THROUGH   TERMINATION.   Upon   termination  of
Employee's employment for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. With respect to incentive bonus compensation, Employee shall be entitled to receive any bonus declared but not paid prior to termination. Notwithstanding the foregoing, in the event of a termination by the Company under Section 6(b) or 6(e), Employee shall be entitled to receive incentive bonus compensation through the end of the Company's fiscal year in which termination occurs, calculated as if Employee had remained employed by the Company through the end of such fiscal year, and paid in such amounts, at such times, and in such forms as are determined pursuant to
Section 3(b) above and Exhibit A attached hereto. Except as specified in the preceding two sentences, Employee shall not be entitled to receive any incentive bonus compensation after the effective date of termination of his employment. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under this Section 6(f) and Section 12 below and Employee's obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms.

         7.       RESTRICTION ON COMPETITION.

                  (a) During the Term and for such period after the Term that Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis and, thereafter, for a period equal to the longer of (x) one year, or (y) the period during which Employee is receiving any severance pay or other compensation from the Company in accordance with the terms of this Agreement, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                           (i) engage, in a competitive capacity,  whether as an
owner, officer, director, partner, shareholder, joint venturer, employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services which were sold by the Company on the date of the termination of Employee's employment, within 50 miles of any location where the Company both has an office and conducts business on the date of the termination of Employee's employment;

                           (ii) call upon any  person  who is, at that  time,  a
sales, supervisory, or management employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                           (iii)  call upon any  person  who or that is, at that
time, or has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company; or

                           (iv) on  Employee's  own  behalf  or on behalf of any
competitor, call upon any person who or that, during Employee's employment by the Company was either called upon by the Company as a prospective acquisition candidate with respect to which Employee had actual knowledge or was the subject of an acquisition analysis conducted by the Company with respect to which Employee had actual knowledge.

                  (b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  (c) It is further agreed that, in the event that Employee shall cease to be employed by the Company and enters into a business or pursues other activities that, on the date of termination of Employee's employment, are not in competition with the Company, Employee shall not be chargeable with a violation of this Section 7 if the Company subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 50 miles of the Employee's new business or activities. In addition, if Employee has no actual knowledge that his actions violate the terms of this
Section 7, Employee shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, Employee ceases the prohibited actions.

                  (d) For purposes of this Section 7, references to "Company" shall mean Workflow Management, Inc., together with its subsidiaries and affiliates. For the purposes of this Agreement, "affiliate" shall mean any entity twenty-five percent or more of the stock of which is owned or controlled, directly or indirectly, by the Company or any subsidiary of the Company.

                  (e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty (30) days' prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
7. It is specifically agreed that the period of one year stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

                  (g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of
Section 6 above, Employee shall be entitled to receive from the Company his base salary at the rate in effect on the date of termination of Employee's employment solely for the longer of (i) the time period during which the provisions of this
Section 7 shall be enforceable  under the provisions of such  applicable law, or
(ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above. This Section 7(g) shall be construed and interpreted in light of the duration of the applicable restrictive covenants.

                  (h) Employee has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

                  (i) Notwithstanding any of the foregoing, if the Company terminates Employee's employment pursuant to Section 6(b) or Section 6(d), then the restrictions on Employee described in this Section 7 shall only apply for the period during which Employee is receiving any severance pay from the Company. The parties expressly agree that Employee shall have the right to receive, but not the obligation to accept, severance compensation for termination under either Section 6(b) or Section 6(d).

         8. CONFIDENTIAL INFORMATION. Employee hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (b) or (c), Employee shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         9. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and that Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         10. RETURN OF COMPANY PROPERTY. Promptly upon termination of Employee's employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by

Employee by or on behalf of the Company or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control.

         11. CONSULTING AGREEMENT. Upon the expiration of this Agreement (notwithstanding Employee's or the Company's notice of renewal), the termination of Employee's employment without cause during the term of this Agreement or Employee's termination for Good Reason, Employee shall have the option to enter into a Consulting Agreement with the Company, in the form of Exhibit C attached hereto (the "Consulting Agreement"), pursuant to which Employee shall continue to be an employee of the Company. Upon the execution of the Consulting Agreement, this Agreement shall automatically terminate (to the extent same has not expired) and the terms and conditions of the Consulting Agreement shall supersede this Agreement; provided, however, that the Company's obligations under Sections 6(d)(i), 6d(ii), 6(e) and 12 shall survive termination in accordance with their terms.

         12. INDEMNIFICATION. In the event Employee is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Employee, and excluding any action by Employee against the Company), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify Employee against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. Such indemnification shall continue as to Employee even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to Employee all reasonable costs and expenses directly related to the defense of such action, suit, or proceeding within twenty (20) days after written request therefore by Employee to the Company, provided, that such request shall include a written undertaking by Employee, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that Employee is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and Employee agrees to use the same representation; provided, that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The provisions of this Section 12 are in addition to, and not in derogation of, the indemnification provisions of the Company's By-laws. The foregoing indemnification also shall be applicable to Employee in his capacity as an officer, director, or representative of any subsidiary of the Company, or any other entity, but in each case only to the extent that Employee is serving at the request of the Board.

         13. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee, his employment by the

Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

         14. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Employee accepts employment with a subsidiary or affiliate of the Company, unless Employee and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Employee, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another entity and the successor company is engaged in substantially the same business as the Company, such action shall not be considered to cause an assignment of this Agreement and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. No other person shall be a third-party beneficiary under this Agreement.

         15.  COMPLETE  AGREEMENT;  WAIVER;  AMENDMENT.  This Agreement is not a
promise   of  future   employment.   Employee   has  no  oral   representations,
understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         16. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:                    Workflow Management, Inc.
                                            240 Royal Palm Way
                                            Palm Beach, FL 33480
                                            Fax:  (561) 659-7793
                                            Attn:  President

         with a copy to:                    Gus J. James, II, Esq.
                                            Kaufman & Canoles
                                            P. O. Box 3037
                                            Norfolk, VA  23514
                                            Fax:  (757) 624-3169

         To Employee:                       Steve R. Gibson
                                            1540 Pathway Drive
                                            Carrboro, NC 27510
                                            Fax:  (919)-942-5935

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notice to the other party of such change in accordance with this
Section 16.

         17. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         18. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         19. ARBITRATION. Except for actions initiated by the Company to enjoin a breach by, and/or recover damages from, Employee related to violation of any of the provisions in paragraphs 7 through 10, which the Company may bring in an appropriate court of law or equity, any other unresolved dispute or controversy arising under or in connection with Employee's employment and/or this Agreement shall be settled or resolved exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. This includes any and all federal, state and/or local claims based upon statute, common law and/or local ordinance, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Family and Medical Leave Act, and the Americans with Disabilities Act. The arbitrator(s) shall not have the authority to add to, detract from or modify this Agreement except as permitted by the Agreement. The arbitrator's decision shall be final and binding, and judgment may be entered on the decision in any court having competent jurisdiction. The direct expense of the arbitration shall be borne by the Company but each party will bear its own expenses and legal fees. The arbitration shall be held in any of the following locations (individually, the "Arbitration Location"): (a) Palm Beach County, Florida; (b) the City of Norfolk, Virginia; or (c) the city where Employee is or was last employed by Company. The selection of an Arbitration Location shall be at the sole and absolute discretion of the Company.

         20. EQUITABLE RELIEF: JURISDICTION AND VENUE. Employee acknowledges that the Company's principal corporate office is in the City of Palm Beach, Florida. Upon due consideration of any effects created hereby, Employee hereby irrevocably submits to the jurisdiction and venue of a court of competent civil jurisdiction sitting in Palm Beach County, Florida, in any action or proceeding brought by the Company arising out of, or relating to, the provisions in paragraphs 7 through 10 of this Agreement. Employee hereby irrevocably agrees that any such action or proceeding may, at the Company's option, be heard and determined in such court. Employee agrees that a final order or judgment in any such action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the order or judgment, or in any other manner provided by applicable law related to the enforcement of judgments.

         21. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Florida, without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                              WORKFLOW MANAGEMENT, INC.


                                                       /s/ Thomas B. D'Agostino
                                              ----------------------------------
                                              Thomas B. D'Agostino
                                              President


                                              EMPLOYEE


                                                       /s/ Steve R. Gibson
                                              ----------------------------------
                                              Steve R. Gibson

                                    EXHIBIT A


INCENTIVE BONUS PLAN

Under the Company's Incentive Bonus Plan, Employee will be eligible to earn up to 100% of Employee's base salary in bonus compensation, payable out of a bonus pool determined by the Board of the Company or a compensation committee thereof, depending upon the achievement of specified criteria and payable in the form of cash, stock options, or other non-cash awards, in such proportions, and in such forms, as are determined by the Board of the Company or a compensation committee thereof. Bonuses under the Incentive Bonus Plan will be determined by measuring Employee's performance and the Company's performance based on the following criteria, weighted as indicated, and measured against target performance levels established by the Board of Company or such compensation committee: (i) quality and timeliness of the Company's financial reporting -- 50%; (ii) the growth of net earnings per share of the Company -- 25%; and (iii) improvement in the Company's operating margin -- 25%.

                                    EXHIBIT B

Employee shall receive a monthly expense reimbursement to cover living expenses while Employee lives in Palm Beach, Florida. Such reimbursement shall be an amount equal to $3000 per month after the payment of taxes by Employee for such reimbursement.

                                                                       EXHIBIT C


                          FORM OF CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of this ____ day of ____________, ____ is by and between WORKFLOW MANAGEMENT, INC., a Delaware corporation (the "Company") and STEVE R. GIBSON ("Consultant").

                                    RECITALS

         Consultant was previously employed by the Company under that certain Employment Agreement, dated April 1, 1999, pursuant to which Consultant served as Executive Vice President and Chief Financial Officer of the Company (the "Employment Agreement").

         The Employment Agreement has expired, Consultant was terminated without cause under such Employment Agreement or Consultant terminated the Employment Agreement for Good Reason (as such term is defined in the Employment Agreement).

         The Company desires to employ Consultant and to have the benefit of his skills and services, and Consultant desires to be employed by the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT; TERM. The Company hereby employs Consultant to perform the duties described herein, and Consultant hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of
(a) five (5) years, if the Employment Agreement expired, or (b) five (5) years plus the period of time remaining under the Employment Agreement, if Consultant was terminated without cause or for Good Reason under such Employment Agreement (the "Term").

         2. POSITION AND DUTIES. The Company hereby employs Consultant as a consultant to provide high level, strategic business advice to the Chief Executive Officer and Chief Financial Officer of the Company. As such, Consultant shall have such specific responsibilities, duties and authority as are agreed upon by the Consultant, Chief Executive Officer and Chief Financial Officer of the Company. As an employee of the Company, Consultant shall faithfully adhere to, execute, and fulfill all policies established by the Company.

         3. COMPENSATION. For all services rendered by Consultant, the Company shall compensate Consultant as follows:

                  (a) BASE SALARY. Effective on the date hereof, the base salary payable to Consultant shall be $25,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less often than monthly. On at least an annual basis, the Chief Executive Officer and Chief Financial Officer of the Company will review Consultant's performance and may make increases to such base salary if, in their sole discretion, any such increase is warranted.

                  (b) PERQUISITES, BENEFITS, AND OTHER COMPENSATION. During the Term, Consultant shall be entitled to receive such perquisites and benefits as are customarily provided to the Company's executive officers, subject to such changes, additions, or deletions as the Company may make from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors of the Company ("Board").

                  (c) TRANSACTION FEES.The Company shall pay to Consultant a bonus ("Transaction Bonus") equal to (i) 1% of the Gross Sales (as defined below) of an Acquisition Target (as defined below), and (ii) 1% of the aggregate consideration paid by a buyer for the sale of any direct or indirect subsidiary, division or affiliate of the Company (a "Company Sale"), payable in either case for Consultant's material assistance and transaction analysis at the request of the Company. "Gross Sales" shall mean the gross sales of an Acquisition Target as determined in accordance with generally accepted accounting principles consistently applied for the twelve (12) month period ending on the date that an Acquisition Target is acquired. The Transaction Bonus shall be payable to Consultant in cash upon the closing of a Company Sale or the purchase of an Acquisition Target by the Company or one of its direct or indirect subsidiaries. The Company shall control all discussions and negotiations with any third party buyer or Acquisition Target and reserves the right, exercisable in its sole discretion, to reject any Acquisition Target or any offer from a third party buyer presented to it, and to terminate discussions, negotiations, letters of intent or contracts with any such parties, for any reason or no reason.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse Consultant for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Consultant in the performance of his services hereunder during the Term. The Company acknowledges that Consultant may, for all or a portion of the Term, reside away from the Company's headquarters in Palm Beach, Florida, and thus, all travel to and from Consultant's principal residence for business purposes shall be reimbursed. All reimbursable expenses shall be appropriately documented in reasonable detail by Consultant upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         5. PLACE OF PERFORMANCE. Consultant shall perform services under this Agreement at the Company's place of business in either New York, New York or Palm Beach, Florida.

         6. TERMINATION; RIGHTS ON TERMINATION. Consultant's employment may be terminated in any one of the following ways, prior to the expiration of the
Term:

                  (a) DEATH. The death of Consultant shall immediately terminate the Term, and no severance compensation shall be owed to Consultant's estate.

                  (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Consultant shall have been unable to perform the material duties of his position on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then thirty (30) days after written notice to the Consultant (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Consultant's employment hereunder if Consultant is unable to resume his duties at the conclusion of such notice period. Subject to Section 6(e) below, if Consultant's employment is terminated as a result of Consultant's disability, the Company shall continue to pay Consultant his base salary at the then-current rate for the lesser of (i) six (6) months from the effective date of termination, or (ii) whatever time period is remaining under the Term. Such payments shall be made in accordance with the Company's regular payroll cycle.

                  (c) TERMINATION BY THE COMPANY "FOR CAUSE." The Company may terminate Consultant's employment hereunder ten (10) days after written notice to Consultant "for cause," which shall be: (i) Consultant's material breach of this Agreement, which breach is not cured within ten (10) days of receipt by Consultant of written notice from the Company specifying the breach; (ii) Consultant's gross negligence in the performance of his material duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Consultant of written notice of the need to cure or cease; (iii) Consultant's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the reasonable judgment of the Company materially and adversely affects the operations or reputation of the Company; (iv) Consultant's conviction of a felony or other crime involving moral turpitude; or (v) Consultant's abuse of alcohol or drugs (legal or illegal) that, in the Company's reasonable judgment, substantially impairs Consultant's ability to perform his duties hereunder. In the event of a termination "for cause," as enumerated above, Consultant shall have no right to any severance compensation.

                  (d)      WITHOUT CAUSE.

                           (i)  The  Company  may  not  terminate   Consultant's
employment without cause.

                           (ii)  At  any  time   after   the   commencement   of
employment, the Consultant may terminate this Agreement for Good Reason upon giving the Company thirty (30) days prior written notice. If Consultant terminates this Agreement for Good Reason, Consultant shall receive from the Company (A) the base salary at the rate then in effect for the longer of (i) six
(6) months from the date of termination, or (ii) whatever time period is remaining under the Term, and (B) family health benefits as previously provided to Consultant for the remainder of the Term. For purposes of this Agreement, Good Reason shall mean a breach by the Company of any material obligation to Consultant hereunder, which breach is not cured within thirty (30) days after written notice thereof is given to the Company by Consultant.

                           (iii) If Consultant  resigns or otherwise  terminates
his employment for any reason other than Good Reason as defined herein, Consultant shall receive no severance compensation.

                  (e) PAYMENT THROUGH TERMINATION. Upon termination of Consultant's employment for any reason provided above, Consultant shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Consultant only to the extent and in the manner expressly provided above in this Section 6. All other rights and obligations of the Company and Consultant under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under this Section 6(e) and Section 11 below and Consultant's obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms.

         7.       RESTRICTION ON COMPETITION.

                  (a) During the Term, and thereafter, if Consultant continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an "at will" basis, for the duration of such period, and thereafter for a period equal to the longer of (x) one (1) year, or (y) the period during which Consultant is receiving any severance pay from the Company, Consultant shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                           (i) engage, in a competitive capacity,  whether as an
owner, officer, director, partner, shareholder, joint venturer, employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services which were sold by the Company on the date of the termination of Consultant's employment, within 50 miles of any location where the Company both has an office and conducts business on the date of the termination of Consultant's employment;

                           (ii) call upon any  Person  who is, at that  time,  a
sales, supervisory, or management employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

                           (iii)  call upon any  Person  who or that is, at that
time, or has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company; or

                           (iv) on  Consultant's  own behalf or on behalf of any
competitor, call upon any Person who or that, during Consultant's employment by the Company, was either called upon by the Company as a prospective acquisition candidate with respect to which Consultant had actual knowledge or was the subject of an acquisition analysis conducted by the Company with respect to which Consultant had actual knowledge.

                  (b) The foregoing covenants shall not be deemed to prohibit Consultant from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  (c) It is further agreed that, in the event that Consultant shall cease to be employed by the Company and enters into a business or pursues other activities that, on the date of termination of Consultant's employment, are not in competition with the Company, Consultant shall not be chargeable with a violation of this Section 7 if the Company subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 50 miles of the Consultant's new business or activities. In addition, if Consultant has no actual knowledge that his actions violate the terms of this
Section 7, Consultant shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, Consultant ceases the prohibited actions.

                  (d) For purposes of this Section 7, references to "Company" shall mean Workflow Management, Inc., together with its subsidiaries and affiliates. For the purposes of this Agreement, "affiliate" shall mean any entity 25% or more of the stock or voting interests of which is owned or controlled directly or indirectly, by the Company or any subsidiary of the Company. The Company and Consultant agree that for purposes of this Section 7, the Company's business shall be deemed to include those businesses of the Company described in the Company's Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                  (e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                  (f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, the Consultant may, upon thirty (30) days' prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
7. It is specifically agreed that the period of one year stated at the beginning of this Section 7, during which the agreements and covenants of Consultant made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Consultant is in violation of any provision of this Section 7.

                  (g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of
Section 6 above, Consultant shall be entitled to receive from the Company his base salary at the rate in effect on the date of termination of Consultant's employment solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Consultant is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above.

                  (h) Consultant has carefully read and considered the provisions of this Section 7 and, having done so, agrees that the restrictive covenants in this Section 7 impose a fair and reasonable restraint on Consultant and are reasonably required to protect the interests of the Company, and its respective officers, directors, employees, and stockholders. It is further agreed that the Company and Consultant intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

                  (i) Notwithstanding any of the foregoing, if the Company terminates Consultant's employment pursuant to Section 6(b) or Section 6(d), then the restrictions on Consultant described in this Section 7 shall only apply for the period during which Consultant is receiving any severance pay from the Company. The parties expressly agree that Consultant shall have the right to receive, but not the obligation to accept, severance compensation for a termination under either Section 6(b) or Section 6(d).

         8. CONFIDENTIAL INFORMATION. Consultant hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Consultant has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Consultant; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Consultant, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Consultant; provided, that in the case of clauses (b) or (c), Consultant shall give the Company reasonable advance written notice of the

Confidential   Information   intended  to  be  disclosed  and  the  reasons  and
circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         9. INVENTIONS. Consultant shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Consultant, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and that Consultant conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Consultant hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Consultant shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         10. RETURN OF COMPANY PROPERTY. Promptly upon termination of Consultant's employment by the Company for any reason or no reason, Consultant or Consultant's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Consultant by or on behalf of the Company or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Consultant shall not retain or cause to be retained any copies of the foregoing. Consultant hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control.

         11. INDEMNIFICATION. In the event Consultant is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Consultant, and excluding any action by Consultant against the Company), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify Consultant against all expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Consultant in connection therewith. Such indemnification shall continue as to Consultant even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to Consultant all reasonable costs and expenses directly related to the defense of such action, suit, or proceeding within twenty (20) days after written request therefore by Consultant to the Company, provided, that such request shall include a written undertaking by Consultant, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that Consultant is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both Consultant and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and Consultant agrees to use the same representation; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Consultant, Consultant may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The provisions of this Section 11 are in addition to, and not in derogation of, the indemnification provisions of the Company's Certificate of Incorporation and By-laws. The foregoing indemnification also shall be applicable to Consultant in his capacity as an officer, director, or representative of any subsidiary of the Company, or any other entity, but in each case only to the extent that Consultant is serving at the request of the Board.

         12. NO PRIOR AGREEMENTS. Consultant hereby represents and warrants to the Company that the execution of this Agreement by Consultant, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Consultant agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Consultant and such third party that was in existence as of the date of this Agreement. To the extent that Consultant had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Consultant and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

         13. ASSIGNMENT; BINDING EFFECT. Consultant understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Consultant agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Consultant. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Consultant accepts employment with a subsidiary or affiliate of the Company, unless Consultant and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Consultant, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another entity and the successor company is engaged in substantially the same business as the Company, such action shall not be considered to cause an assignment of this Agreement and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. No other Person shall be a third-party beneficiary under this Agreement.

         14.  COMPLETE  AGREEMENT;  WAIVER;  AMENDMENT.  This Agreement is not a
promise  of  future   employment.   Consultant  has  no  oral   representations,
understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Consultant with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Consultant, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

         15. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:                    Workflow Management, Inc.
                                            240 Royal Palm Way
                                            Palm Beach, FL  33480
                                            Attention:  Claudia S. Amlie,
                                            Vice President and General Counsel
                                            Fax:  (561) 659-7793

         with a copy to:                    Gus J. James, II, Esq. and
                                            T. Richard Litton, Jr., Esq.
                                            Kaufman & Canoles
                                            P. O. Box 3037
                                            Norfolk, VA  23514
                                            Fax:  (757) 624-3169

         To Consultant:                     Steve R. Gibson
                                            1540 Pathway Drive
                                            Carrboro, NC 27510
                                            Fax:  (919)-942-5935

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notice to the other party of such change in accordance with this
Section 15.

         16. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         17. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         18. ARBITRATION. Except for actions initiated by the Company to enjoin a breach by, and/or recover damages from, Consultant related to violation of any of the provisions of Section 7 though 10, which the Company may bring in an appropriate court of law or equity, any other unresolved dispute or controversy arising under or in connection with this Agreement or Consultant's employment, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act, The Americans With Disabilities Act, or any other local, state or federal law related to employment discrimination, shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held, at the option of the Company, in either Palm Beach, Florida or New York, New York.

         19. EQUITABLE RELIEF; JURISDICTION AND VENUE. Upon due consideration of any effects created hereby, Consultant hereby irrevocably submits to the jurisdiction and venue of a court of competent civil jurisdiction sitting in Palm Beach, Florida in any action or proceeding brought by the Company arising out of, or relating to, the provisions in Sections 7 through 10 of this Agreement. Consultant hereby irrevocably agrees that any such action or proceeding may, at the Company's option, be heard and determined in such court. Consultant agrees that a final order or judgment in any such action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the order or judgment, or in any other manner provided by applicable law related to the enforcement of judgments.

         20. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Florida, without regard to its conflict of laws principles.



         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first written above.

                                               WORKFLOW MANAGEMENT, INC.



                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________



                                               CONSULTANT



                                               _________________________________
                                               Steve R. Gibson